UNIROYAL CHEMICAL COMPANY, INC.

and

STATE STREET BANK AND TRUST COMPANY, Trustee

________________________


FIRST SUPPLEMENTAL INDENTURE

Dated as of December 6, 1999

________________________


$270,000,000

9% Senior Notes due 2000


     FIRST SUPPLEMENTAL INDENTURE, dated as of December 6, 1999 ("First Supplemental Indenture"), between Uniroyal Chemical Company, Inc., a New Jersey corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts banking corporation, as Trustee (the "Trustee").

     WHEREAS, the Company and the Trustee are parties to the Indenture, dated as of September 1, 1993 (as it may be amended or supplemented from time to time, the "Indenture"), providing for the issuance of 9% Senior Notes due 2000 (the "Securities"), in the aggregate principal amount of $270,000,000;

     WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture with the written consent of the holders of at least a majority in principal amount of the Securities;

     WHEREAS, the Company desires to delete or amend certain provisions of the Indenture as set forth herein;

     WHEREAS, there were outstanding immediately prior to the date hereof Securities in the aggregate principal amount of $182,261,000, of which $180,606,000 in principal amount tendered such Securities and consented in writing to the amendments contained herein pursuant to an offer to purchase for cash all outstanding Securities and related consent solicitation;

     WHEREAS, the Company has furnished the Trustee with an Officers' Certificate and, as to legal issues, an Opinion of Counsel, stating that this Second Supplemental Indenture is authorized under the Indenture;

     WHERAS, pursuant to Section 8.06 of the Indenture, in signing this Second Supplemental Indenture, the Trustee shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that this Second Supplemental
Indenture is authorized under the Indenture; and

     WHEREAS, all things necessary to make this First
Supplemental Indenture a valid agreement, in accordance with its terms, have been done.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the Company and the Trustee, intending to be legally bound, mutually covenant and agree for the equal and ratable benefit of the respective holders from time to time of the Securities as follows (all capitalized terms used in this First Supplemental Indenture which are not defined herein have the meanings assigned to them in the Indenture):

     Section 1. Deletion of Certain Sections of the Indenture.
Sections 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.11 and 3.12
of the Indenture are hereby amended by deleting all such sections, all references thereto and all defined terms used exclusively therein in their entirety.

     Section 2.  Amendment of Section 3.10 of the Indenture.
Section 3.10 of the Indenture is hereby amended by replacing all references to "the Company" with references to "CK Witco
Corporation," which is the corporation that owns all of the outstanding capital stock of the Company.

     Section 3.  Amendments to Section 4.01 of Article IV.
Section 4.01 of the Indenture is hereby amended to read in its entirety as follows:

     "SECTION 4.01.  Merger and Consolidation.

     The Company shall not consolidate with or merge with or into any other corporation or transfer all or substantially all of its properties and assets as an entirety to any Person unless:

     (a) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred (the "Successor Corporation"), shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Securities;

     (b) immediately before and immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Corporation or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Corporation or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (c) the Company shall have delivered, or caused to be delivered, to the Trustee an Officers' Certificate and, as to legal issues, an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee stating that such consolidation, merger or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction and have been complied with;

     Notwithstanding the foregoing paragraph (b), (X) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Wholly Owned Subsidiary or Wholly Owned Subsidiaries and
(Y) the Combination may be effected, and no violation of this Section shall be deemed to have occurred as a consequence thereof, as long as in each case the requirements of paragraphs
(a) and (c) are satisfied in connection therewith."

     Section 4.  Amendments to Section 5.01 of Article V.
Section 5.01 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 5.01. Events of Default.

An "Event of Default" occurs if:

     (a) the Company defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

     (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity or otherwise or fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

     (c) the Company fails to comply with any of its other covenants or agreements in the Securities or this Indenture and the default continues for 30 days after the date on which written notice of such default is given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the Securities then outstanding hereunder;

     (d) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

          (i)     commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v) admits in writing its inability to generally pay its debts as such debts become due;

or takes any comparable action under any foreign laws relating to insolvency;

     (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Significant Subsidiary in an involuntary case,

          (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or

          (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means title 11 of the U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Any notice of Default given by the Trustee or Securityholders under this Section must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time or both would become an Event of Default under clause (c) or (e) hereof.

     Subject to the provisions of Section 6.01 and 6.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder."

     Section 5. Effectiveness; Termination. The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Company and the Trustee in accordance with the terms of the Indenture. Prior to the Acceptance Date, the Company may terminate this First Supplemental Indenture upon written notice to the Trustee. The Company shall give the Trustee prompt written notice of the Acceptance Date.

     Section 6. Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this First Supplemental
Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

     Section 7.  Governing Law.  The laws of the State of New
York govern this First Supplemental Indenture and the Securities, without regard to the conflicts of laws rules thereof.

     Section 8. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

UNIROYAL CHEMICAL COMPANY

By
     Name:  John Jepsen
     Title:  Treasurer

ATTEST:


By
     Name:  Barry Shainman
     Title:  Secretary

STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE

By
     Name:
     Title:

ATTEST:


By
     Name:
     Title: